Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-4 of our report dated October 16, 2020, relating to the financial statements of Just Eat Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP
London, United Kingdom
April 27, 2021